UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2013

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement
As previously disclosed, on December 14, 2012, The Laclede Group, Inc. (“Laclede”), through Plaza Missouri Acquisition, Inc. (“Plaza Missouri”), entered into a Purchase and Sale Agreement (the “PSA”) to acquire from Southern Union Company (“SUG”), an affiliate of Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P., substantially all of the assets and liabilities of Missouri Gas Energy (“MGE”), and also entered into an employee agreement (the “Employee Agreement”) with Laclede and SUG to provide for the terms and conditions of its employment of persons currently employed by MGE. On January 11, 2013, pursuant to a Consent to Assignment by and among Laclede, Plaza Missouri and SUG (the “Consent”), Laclede Gas Company (“Laclede Gas”) and Plaza Missouri entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) pursuant to which Laclede Gas assumed all of Plaza Missouri's duties and obligations under the PSA and the Employee Agreement effective as of January 11, 2013.

Copies of the Assignment and Assumption Agreement and Consent are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated herein by reference. The foregoing description of the Assignment and Assumption Agreement and Consent does not purport to be complete and is qualified in its entirety by reference to the Assignment and Assumption Agreement and the Consent.

Item 9.01	Financial Statements and exhibits.

(d)     Exhibits.

Number	Exhibit

99.1	Assignment and Assumption Agreement dated January 11, 2013.
99.2	Consent dated January 11, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

LACLEDE GAS COMPANY

Date:	January 11, 2013	By:	/s/ S. P. Rasche
S. P. Rasche
Chief Financial Officer

THE LACLEDE GROUP, INC.

Date:	January 11, 2013	By:	/s/ M. D. Waltermire
M. D. Waltermire
Executive Vice President, Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Assignment and Assumption Agreement dated January 11, 2013
99.2	Consent dated January 11, 2013